                                    AGREEMENT

                                     BETWEEN

                           RANDGOLD RESOURCES LIMITED
                        ("THE EMPLOYER" OR "THE COMPANY")

                                       AND

                                ROGER A R KEBBLE
                                ("THE EMPLOYEE")

DATE: 9 NOVEMBER 2004

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INTRODUCTION

1).  MR R.A.R. KEBBLE ("THE EMPLOYEE") IS EMPLOYED AS EXECUTIVE CHAIRMAN BY
     RANDGOLD RESOURCES LIMITED ("THE EMPLOYER").

2).  MR R.A.R. KEBBLE AND THE COMPANY, FOLLOWING ON FROM NEGOTIATIONS, HAVE
     AGREED TO A CONSTRUCTIVE TERMINATION WITH EFFECT FROM 3 NOVEMBER 2004.

3).  THE PARTIES WISH TO RECORD THE PROVISIONS OF AN AGREEMENT IN RESPECT OF THE
     DEPARTURE OF THE EMPLOYEE AND THE CONSTRUCTIVE TERMINATION OF HIS
     EMPLOYMENT BY THE EMPLOYER. IT IS AGREED THAT THE EMPLOYEE WILL FORMALLY
     SUBMIT A LETTER OF RESIGNATION FROM THE BOARD OF THE COMPANY, INCLUDING ANY
     SUBSIDIARIES OF THE COMPANY. IT IS FURTHER AGREED THAT THE RESTRAINT OF
     TRADE PROVISIONS, AS CONTAINED IN THE EMPLOYEE'S CONTRACT OF EMPLOYMENT,
     SHALL REMAIN IN EFFECT DESPITE THE CONSTRUCTIVE TERMINATION.

IT IS AGREED:

1.   TERMINATION OF EMPLOYMENT

1.1  THE EMPLOYMENT OF MR R.A.R. KEBBLE BY THE EMPLOYER, IN TERMS OF THE CURRENT
     "THIRD CONTRACT OF EMPLOYMENT" DATED 5TH MAY 2003, WILL CEASE WITH EFFECT
     FROM 3RD NOVEMBER 2004 BY MUTUAL CONSENT.

1.2  THAT "THE EMPLOYER" HAS FAITHFULLY FULFILLED ITS OBLIGATION TO "THE
     EMPLOYEE" AS FOLLOWS:

     ACCEPTED "THE EMPLOYEE'S" VOLUNTARY RESIGNATION IN WRITING AND AGREED TO
     TERMINATE "THE EMPLOYEE'S" EMPLOYMENT, AS PER ITS CONTRACTUAL OBLIGATION.

     PAYMENTS AND BENEFITS

     PAYMENT FROM 1/11/04 TO END OF CONTRACTUAL PERIOD:         US$ 593,750
     ADDITIONAL PAYMENT AUTHORISED BY BOARD:                    US$ 500,000
     EXERCISE OF 133,400, ISSUE PRICE US$ 3.25, SHARE OPTIONS
     AND PURCHASE OF 133,400 R.R.L. ORDINARY SHARES:           (US$ 433,550)

             TOTAL DUE TO EMPLOYEE AT TERMINATION DATE: US$ 660,200

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1.3  IT IS AGREED THAT THE EMPLOYEE SHALL BE ENTITLED TO ANY BONUS THAT MIGHT
     ACCRUE FOR SUCH PERIOD AS REMAINS UNDER THE TERMS OF THE THIRD CONTRACT OF
     EMPLOYMENT.

1.4  IT IS AGREED THAT THE EMPLOYEE SHALL BE RESPONSIBLE FOR ANY TAX PAYABLE IN
     RESPECT OF ANY PAYMENT RECEIVED IN ACCORDANCE WITH CLAUSE 1.2 ABOVE.

1.5  IT IS AGREED THAT THE EMPLOYEE IS NOT ENTITLED TO ANY PENSION OR PROVIDENT
     BENEFITS.

2.   TIMING OF PAYMENTS

     ALL AMOUNTS PAYABLE IN TERMS OF THIS AGREEMENT, WITH THE EXCEPTION OF THE
     BONUS REFERRED TO IN 1.3 ABOVE, SHALL BE PAID WITHIN TWENTY FOUR HOURS OF
     THE SIGNATURE BY ALL PARTIES OF THIS AGREEMENT AS WELL AS THE PAYMENT OF
     ANY MONIES OWED BY THE EMPLOYEE TO THE COMPANY OR ITS SUBSIDIARIES.

3.   CERTIFICATE OF EMPLOYMENT

     THE EMPLOYER SHALL FURNISH THE EMPLOYEE WITH A CERTIFICATE OF EMPLOYMENT ON
     REQUEST.

4.   DEBTS

     THE EMPLOYER WILL BE ENTITLED TO EITHER DEDUCT OR SET-OFF ANY AMOUNTS OWED
     BY THE EMPLOYEE TO IT OR ITS SUBSIDIARY COMPANIES, AGAINST ANY AMOUNTS
     WHICH IT INTENDS TO PAY THE EMPLOYEE IN TERMS OF THIS AGREEMENT.

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5.   SHARE OPTIONS

     THE EMPLOYEE HAS REQUESTED AUTHORITY TO EXERCISE 133,400 SHARE OPTIONS. THE
     EMPLOYEE HAS AGREED THAT THE EXERCISE PRICE OF US$ 433,550 SHOULD BE
     DEDUCTED FROM PROCEEDS AS REFERRED TO IN CLAUSE 1.2 HEREOF.

6.   SECURITY SERVICES

     IT IS RECORDED THAT THE SECURITY SERVICE PROVIDED BY THE COMPANY IN TERMS
     OF THE EMPLOYEE'S CURRENT CONTRACT OF EMPLOYMENT, SHALL CEASE WITH EFFECT
     FROM 30 NOVEMBER 2004.

7.   OTHER SERVICES

     ANY OTHER SERVICES OR BENEFITS RELATED TO THE THIRD CONTRACT OF EMPLOYMENT
     THAT ARE NOT EXPLICITLY MENTIONED IN THIS AGREEMENT, WILL CEASE WITH EFFECT
     FROM THE 30TH NOVEMBER, 2004.

8.   FULL AND FINAL SETTLEMENT

     ANY PAYMENTS REFERRED TO IN THIS AGREEMENT SHALL BE MADE IN FULL AND FINAL
     SETTLEMENT OF ALL AND ANY CLAIMS WHICH THE EMPLOYEE MAY HAVE AGAINST THE
     EMPLOYER ARISING OUT OF EITHER THE EMPLOYEE'S CONTRACT OF EMPLOYMENT OR THE
     TERMINATION OF HIS EMPLOYMENT WITH THE EMPLOYER, WHETHER SUCH CLAIMS ARISE
     FROM CONTRACT, DELICT, OPERATION OF STATUTE, OR OTHERWISE. THE EMPLOYEE
     WAIVES THE RIGHT TO PURSUE THIS MATTER IN ANY COURT OR STATUTORY
     COMMISSION.

9.   RETURNING OF DOCUMENTS AND PROPERTY

     THE EMPLOYEE SHALL, WITHIN 30 (THIRTY) DAYS OF SIGNATURE OF THIS AGREEMENT,
     RETURN ALL COMPANY DOCUMENTS OR COMPANY PROPERTY IN HIS POSSESSION TO THE
     EMPLOYER.

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10.  NON - VARIATION AND INDULGENCES

10.1 NO VARIATIONS, MODIFICATIONS, OR WAIVER OF ANY PROVISIONS OF THIS
     AGREEMENT, OR CONSENT TO ANY DEPARTURE THEREFROM, SHALL IN ANY MANNER BE OF
     ANY FORCE OR EFFECT UNLESS CONFIRMED IN WRITING AND SIGNED BY THE PARTIES.
     SUCH VARIATION, MODIFICATION, WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN
     THIS SPECIFIC INSTANCE AND FOR THE PURPOSE AND TO THE EXTENT TO WHICH IT
     WAS MADE OR GIVEN.

10.2 NO FAILURE, DELAY, RELAXATION, OR INDULGENCES ON THE PART OF EITHER PARTY
     IN EXERCISING ANY POWER OR RIGHT CONFERRED ON SUCH PARTY IN TERMS OF THIS
     AGREEMENT SHALL OPERATE AS A WAIVER OF SUCH RIGHT, NOR SHALL ANY SINGLE OR
     PARTIAL EXERCISE OF ANY SUCH POWER OR RIGHT PRECLUDE ANY OTHER OR FURTHER
     EXERCISES THEREOF, OR THE EXERCISE OF ANY OTHER POWER OR RIGHT UNDER THIS
     AGREEMENT.

11.  CONFIDENTIALITY

11.1 THE PARTIES AGREE THAT THE CONTENTS OF THIS AGREEMENT ARE CONFIDENTIAL AND
     WILL NOT BE DISCLOSED TO ANY PERSON, BODY, OR ASSOCIATION IN THE ABSENCE OF
     WRITTEN PERMISSION OF THE OTHER PARTY, SAVE WHERE SUCH DISCLOSURE IS
     REQUIRED IN LAW AND/OR IN ORDER TO ENFORCE THE PROVISION OF THIS AGREEMENT.
     IN THE EVENT OF THE PARTIES BEING REQUIRED BY LAW TO GIVE ANY SUCH
     DISCLOSURE, IT SHALL BE INCUMBENT ON THE PARTY CONCERNED TO GIVE WRITTEN
     NOTICE PRIOR TO SUCH DISCLOSURE TO THE OTHER PARTY OF SUCH REQUIREMENT.

11.2 THE PARTIES FURTHER AGREE THAT SUCH CONFIDENTIALITY FORMS A MATERIAL TERM
     OF THIS AGREEMENT.

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12.  GENERAL

12.1 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONSTITUTING ANY ADMISSION
     BY THE EMPLOYER OF ANY LIABILITY WHATSOEVER TO THE EMPLOYEE, OTHER THAN ANY
     REMUNERATION AND BENEFIT PAYMENTS REFERRED TO HEREIN.

12.2 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND NO
     REPRESENTATIONS, TERMS, CONDITIONS, OR WARRANTIES NOT CONTAINED IN HEREIN
     SHALL BE OF ANY FORCE AND EFFECT BETWEEN THE PARTIES.

12.3 GOVERNING LAW

     THIS CONTRACT IS GOVERNED BY JERSEY (U.K.) LAW AND ANY DISPUTES SHALL BE
     CONDUCTED IN THE JERSEY COURTS.

SIGNED AT ______________________ ON  NOVEMBER 9,2004

PARTIES:                                                  WITNESSES:

EMPLOYEE: /s/ R.A.R. Kebble                               1.
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FOR EMPLOYER /s/ R.A. Williams                            2.
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